UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2010 (November 1, 2010)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

BioCancell Therapeutics today announced success in meeting the goals of its Phase I/IIa clinical trial of drug candidate BC-819 as a treatment for pancreatic cancer, namely the safety and preliminary efficacy of the product.

Based on the results of the clinical trial, and the results of a successful pre-clinical study announced on October 12, 2010, that examined the sequential administration of BC-819 with FDA-approved drug Gemzar in animals(Gemcitabine), as treatment for pancreatic cancer, BioCancell intends to prepare to apply to the Food and Drug Administration (FDA) to receive approval for an international Phase IIb clinical trial.

The following is a summary of the main results of the clinical trial, including the results of patient examinations, one and three months following the commencement of treatment with BC-819:

1. Primary Endpoint – Drug Safety

The clinical trial included nine patients who each received four treatments over the course of two weeks. Three patients were included in a lower dosage cohort, each receiving 4 mg per treatment, while six others were included in a higher dosage cohort, each receiving 8 mg per treatment. The primary endpoint was the evaluation of the safety of BC-819 (establishing the maximum tolerated dose and whether or not dose-limiting toxicities were encountered). The findings show that no toxicity limited the dose, and therefore the optimal dose was fixed as the maximum dose given in the trial (8 mg).

No patient reported pain or discomfort as a result of the drug.

Throughout the trial, no adverse effects definitely related to BC-819 were reported. One possibly-related adverse event was reported in one patient, with no clinical effects observed.

BC-819 demonstrated an excellent safety profile for use as a treatment for pancreatic cancer in this clinical trial.

2. Secondary Endpoint – Preliminary Efficacy – Tumor Response

Pancreatic cancer is one of the most drug-resistant forms of cancer. A secondary endpoint of the trial was determining the preliminary efficacy of the treatment on the local pancreatic tumor alone (although tumor effect on the overall disease, meaning the local tumor together with the appearance or non-appearance of metastases, was recorded as well). A statistical analysis shows that the higher dosage given in the trial demonstrated greater efficacy than the lower dosage given.

Main Results:

A.	Within a month from commencement, the local tumor had not increased in size in 8 out of the 9 patients, but rather remained stable in both dosage cohorts.
B.
Of eight* patients who have been examined three months after commencement of treatment, six showed a reduction in the size of the local tumor. The reduction was significant (30% or more, known as Partial Response**) in three out of five patients of the higher-dose cohort. These three patients also showed no metastatic disease, despite the fact that the clinical trial was aimed at the local tumor only. In addition, it was shown that the effect of the BC-819 treatment was stronger after three months from commencement, than after one month only.

C.
In addition to the aforementioned patients displaying a Partial Response, three months after commencement of treatment, two additional patients displayed overall Stable Disease** (stable tumor size and no metastatic disease), despite the length of time that had elapsed. In total, five patients displayed Stable Disease or a significant response after three months from commencement of treatment.

D.
A noticeable finding from the tables below is that the higher dosage cohort was characterized primarily by patients displaying significant tumor reduction (30% or more) after three months, as compared to their response (primarily stable disease) after one month.

E.
An operation to remove pancreatic tumors (the Whipple procedure) is the best chance for survival a patient can be offered, but most patients are not operable on account of the complexity, location and size of the tumor. Following treatment with BC-819, two patients in the higher dosage cohort that were non-resectable, became resectable as a result of tumor shrinkage. The first showed reduction of 15% in tumor length and had the tumor successfully removed at the University of Maryland Medical Center, Baltimore, MD. The second showed reduction of 52% in tumor length, and was operated upon, but the surgeon halted the operation upon discovery of liver metastases, in order to prevent unnecessary risk to the patient.

The following tables show the break-down of patient response to BC-819:

Local Pancreatic Tumor Response to BC-819
	One Month		Three Months
	4 mg	8 mg	4 mg	8 mg
Tumor length reduction of 30% or more (Partial Response**)	0 (0%)	0 (0%)	0 (0%)	3 (60%)
Neither Partial Response nor Progressive Disease (Stable Disease**)	2 (67%)	6 (100%)	2 (67%)	2 (40%)
Tumor length increase of 20% or more (Progressive Disease** )	1 (33%)	0 (0%)	1 (33%)	0 (0%)
Total	3 (100%)	6 (100%)	3 (100%)	5 (100%)*

Overall Disease (Local Pancreatic Tumor & Metastases) Response to BC-819
	One Month		Three Months
	4 mg	8 mg	4 mg	8 mg
Tumor length reduction of 30% or more and non-appearance of metastases (Partial Response**)	0 (0%)	0 (0%)	0 (0%)	3 (60%)
Neither Partial Response nor Progressive Disease (Stable Disease**)	1 (33%)	4 (67%)	1 (33%)	1 (20%)
Tumor length increase of 20% or more or appearance of metastases (Progressive Disease** )	2 (67%)	2 (33%)	2 (67%)	1 (20%)
Total	3 (100%)	6 (100%)	3 (100%)	5 (100%)*

* The last patient has not yet undergone a 3-month examination.
** In accordance with the internationally accepted Response Evaluation Criteria in Solid Tumors (“RECIST”).

It is common to examine drug combinations for the treatment of cancer, and a combination of BC-819 and Gemzar is designed to reach maximum efficiency in treating a disease with a high level of mortality. As previously reported, pre-clinical testing has shown that in animals treated with the sequence of BC-819 and Gemzar, the volume of tumors shrank significantly, in comparison with the animals treated with Gemzar alone. In addition, there was no appearance of metastases in the animals treated with the sequential administration of BC-819 and Gemzar, while 63% of animals treated with Gemzar alone showed metastatic growths.

As noted above, on the basis of the aforementioned results, BioCancell intends to apply to the FDA to commence a Phase IIb clinical trial of BC-819 in sequential administration of Gemzar, for the treatment of pancreatic cancer.

The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company (i) that the furnishing of the information in this Item 7.01 is required by Regulation FD, (ii) that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or (iii) that investors should consider this information before making an investment decision with respect to any security of the Company.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS INC.

Dated: November 1, 2010	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary